Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

SeaStar Medical Holding Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	1,664,543	$3.96	$6,591,591.00	0.0001381	$911.00

Total Offering Amounts:							$6,591,591.00		911.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$911.00

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Offering Note(s)

(1)	Shares of our common stock, par value $0.0001 per share (“Common Stock”) will be offered for resale by the selling stockholder pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 1,664,543 shares of the registrant’s Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of Common Stock being registered hereunder include an indeterminable number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the high and low prices for a share of the registrant’s Common Stock reported on April 27, 2026, which date is a date within five business days prior to the filing of this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, par value $0.0001 per share	(1)	473,641	$5,967,871.56	S-1	333-287403	05/29/2025

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Prospectus Note(s):

(1)	No registration fee is payable in connection with the aggregate of 473,641 shares of Common Stock (as adjusted for the Reverse Split described in this registration statement) previously registered under the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 19, 2025, which was declared effective by the SEC on May 29, 2025 (SEC File No. 333-287403) (the “May 2025 Registration Statement”) because such securities are being transferred from the May 2025 Registration pursuant to Rule 429(b) under the Securities Act. See “Rule 429 Statement” in this registration statement.